[LETTERHEAD OF WEINBERG & COMPANY, P.A.]



                                                                October 18, 2000







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                    RE:  EXODUS ACQUISITION CORPORATION
                         FILE REF. NO.: 000-1108028
                         ------------------------------


We were previously the principal accountant for Exodus Acquisition Corporation and, under the date of February 29, 2000 we reported on the financial statements of Exodus Acquisition Corporation as of February 24, 2000. On September 19,
2000, our appointment as principal accountant was terminated. We have read Exodus Acquisition Corporation's, (a wholly-owned subsidiary of VHS Network, Inc.), statements included under Changes in and Disagreements with Accountants on Accounting and Financial Disclosure of its Form SB-2A dated October 18, 2000, and we agree with such statements.

                              Very truly yours,


                              By: /s/ Weinberg & Company, P.A.
                              --------------------------------
                                      WEINBERG & COMPANY, P.A.
                                      Certified Public Accountants